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                                                               EXHIBIT 10.35

                              ADDENDUM TO THE

                           SILICON GRAPHICS, INC.
                 NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This Addendum to the Silicon Graphics, Inc. Non-Qualified Deferred Compensation Plan (the "Plan") sets forth rules under which non-employee members of the Board of Directors of Silicon Graphics, Inc. ("Directors") may elect to have amounts deferred under the Plan credited to the Stock Credit Account. Amounts credited to the Stock Credit Account shall be subject to the provisions of this Addendum notwithstanding any Plan provisions to the contrary, and in the event of any inconsistency between the terms of this Addendum and the terms of the Plan, the terms of this Addendum shall control.

                                 RECITALS

     1. The Company currently maintains the Plan for the benefit of certain employees of the Company and for the benefit of Directors.

     2. The Company wishes to provide Directors who participate in the Plan with the opportunity to have deferred amounts converted into hypothetical shares of the Company's Common Stock.

     3. This Addendum is intended to modify the Plan as necessary to accommodate such hypothetical investment, provided that amounts credited to the Stock Credit Account do not constitute derivative securities pursuant to the exclusion set forth in Rule 16a-1(c)(3)(ii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     NOW THEREFORE, the Company hereby adopts this Addendum and agrees that the Plan shall be modified, as follows:

                                 SECTION 1
                                DEFINITIONS

    1. DEFINITIONS. Whenever the following words and phrases are used in this Addendum, with the first letter capitalized, they shall have the meanings specified below. Other capitalized terms shall have such meanings as are given to them under the Plan.


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     "ANNUAL ELECTION" means a Participating Director's irrevocable election to have all or a portion of Compensation deferred under the Plan credited to the Stock Credit Account in accordance with Section 2.2 of this Addendum.

     "COMMON STOCK" means the Common Stock of the Company.

     "FAIR MARKET VALUE" means, as of any date, the average of the closing prices for a share of Common Stock on each business day during the last month of the previous calendar quarter as reported in THE WALL STREET JOURNAL or a similar readily-available public source.

     "ONE-TIME   ELECTION"   means  a   Participating   Director's
irrevocable election to transfer all or a portion of his or her Plan Account, valued as of March 31, 1996, into the Stock Credit Account pursuant to Section 2.1 of this Addendum.

     "PARTICIPATING DIRECTOR" means a Director who is a Participant in the Plan.

     "STOCK CREDIT ACCOUNT" means the bookkeeping account maintained by the Company for the benefit of each Participating Director who makes a One-Time Election or an Annual Election in accordance with Section 2 of this Addendum.

                                SECTION 2
                   ALLOCATIONS TO STOCK CREDIT ACCOUNT

     2.1 ONE-TIME ELECTION. If a Participating Director makes a One-Time Election, the Participant's Stock Credit Account shall be credited, as of April 1, 1996, with Common Stock credits equal to the number of shares of Common Stock (including fractions of a share rounded to no more than four decimal places) that could have been purchased with the amount of deferred Compensation (together with predicted earnings) transferred from the Participating Director's Plan Account pursuant to the Participating
Director's One-Time Election.   The purchase price used to determine the
number of stock credits attributable to the Stock Credit Account shall be the Fair Market Value of the Common Stock on January 1, 1996.

     2.2 ANNUAL ELECTIONS. A Participant's Annual Election for a calendar year shall be made, in such form as the Committee shall prescribe, on or prior to the December 15 preceding such calendar year; provided, however, that any individual who first becomes a Participating Director during a calendar year may make an Annual Election within 30 days following the date such individual first becomes a Director. If a Participating Director makes an Annual Election, the Participating Director's Stock Credit Account shall be credited, as of the first day of each calendar quarter of the next calendar year, with a Common Stock credit equal to the number of shares of Common Stock (including fractions of a share rounded to no more than four decimal places) that could

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have been purchased with the amount of Compensation deferred for such
quarter.   The  purchase  price used to determine the number  of  stock credits attributable to the Stock Credit Account shall be the Fair Market Value of the Common Stock on the first day of such calendar quarter.

     2.3 ELECTION CHANGES. A Participating Director's One-Time Election and Annual Elections shall be irrevocable, and no modifications to any such Election may be made.

                                SECTION 3
                              DISTRIBUTIONS

     DISTRIBUTION OF STOCK CREDIT ACCOUNT. Notwithstanding anything in the Plan to the contrary, distributions of a Participating Director's Stock Credit Account shall be made in cash, and shall be made in a single lump-sum payment within 30 days after the Participating Director ceases to be a Director; provided, however, that at least six months must elapse between a Participating Director's One-Time Election and the date of distribution to that Participating Director of amounts transferred to the Stock Credit Account pursuant to such Election. The amount of the distribution of the Stock Credit Account shall be determined by multiplying the number of shares of Common Stock credited to the Participating Director's Stock Credit Account and to be distributed by the Fair Market Value of the Common Stock as of the cessation of services as a Director. Notwithstanding any Plan provisions to the contrary, no distributions of or with respect to a Participating Director's Stock Credit Account may be made while the Participating Director is a Director.

                                 SECTION 4
                               MISCELLANEOUS

     Amounts credited to a Participating Director's Stock Credit Account shall be represented by a bookkeeping entry only, and no funds or other assets shall be held in Trust or otherwise set aside with respect to such amounts.


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